CONSENT OF QUALIFIED PERSON

May 30, 2024

U.S. Securities and Exchange Commission

100 F Street NE,

Washington, DC 20549

United States of America

ABH Engineering Inc.

2630 Croydon Drive

Surrey, BC

Canada

V3Z 6T3

Dear Sirs/Mesdames,

I, Brent Hilscher of ABH Engineering, Inc., in connection with Snow Lake Resources Ltd.’s (the “Company”) annual report on Form 20-F (and any amendments or supplements and/or exhibits thereto, collectively, the “Annual Report”), consent to:

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the public filing by the Company and use of the technical report titled “Technical Report Summary, Initial Assessment of the Snow Lake Lithium Project, Manitoba, Canada” (the “Technical Report”), with an effective date of July 12, 2023, and a revision date of May 9, 2024, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Annual Report;

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the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Annual Report and any such Technical Report; and

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any extracts from or a summary of the Technical Report in the Annual Report and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Annual Report; and

ABH Engineering, Inc., an independent geological consultant, served as a qualified person as defined in S-K 1300 for Sections 1 through 16 and 18 through 26 and reviewed Section 17 of the Technical Report. I am responsible for authoring, and this consent pertains to, the related sections as discussed above of the Technical Report. I certify that I have read the Registration Statement and the Prospectus contained therein and that both fairly and accurately represent the information in the sections of the Technical Report for which I am responsible.

Dated: May 30, 2024

By:	/s/ Brent Hilscher
Name:	Brent Hilscher
Title:	Vice President